Exhibit 99.1

Air Lease Corporation Announces First Quarter 2014 Results

Los Angeles, California, May 8, 2014 — Air Lease Corporation (ALC) (NYSE: AL) announced today financial results for the quarter ended March 31, 2014.

Highlights

Air Lease Corporation reported another consecutive quarter of fleet, revenue and profitability growth:

•                  Diluted EPS increased 50% to $0.57 per share for the three months ended March 31, 2014 compared to $0.38 per share for the three months ended March 31, 2013.

•                  Revenues increased 28% to $246 million for the three months ended March 31, 2014 compared to $192 million for the three months ended March 31, 2013.

•                  Income before taxes increased 54% to $95 million with a pretax margin of 39% for the three months ended March 31, 2014 compared to income before taxes of $62 million with a pretax margin of 32% for the three months ended March 31, 2013.

•                  Recorded $15.9 million in gains on aircraft sales, trading and other activity for the three months ended March 31, 2014.

•                  Placed orders for nine additional aircraft from Airbus S.A.S., Avions de Transport Régional and The Boeing Company scheduled to deliver in 2014 through 2017.

•                  Signed forward lease placements with four new airlines further diversifying our global customer base.

•                  On May 5, 2014, we amended our Syndicated Unsecured Revolving Credit Facility increasing the aggregate capacity by $100 million to $2.1 billion and extended the availability period by one year to May 2018.

•                  Completed a senior unsecured notes offering in March 2014, issuing $500 million with a coupon of 3.875%, maturing in 2021.

•                  Our Board of Directors declared a quarterly cash dividend of $0.03 per share on our outstanding common stock.

The following table summarizes the results for the three months and years ended March 31, 2014 and 2013 (in thousands, except share amounts):

	Three Months Ended March 31,
	2014	2013	% change
Revenues	$246,285	$191,997	28.3%
Income before taxes	$94,709	$61,672	53.6%
Net income	$61,397	$39,996	53.5%
Cash provided by operating activities	$180,240	$161,141	11.9%
Diluted EPS	$0.57	$0.38	50.0%

“ALC started off 2014 with another record quarter of profitability.  Globally, all indications point to continued strength in overall airline financial health, profitability, and better capacity management.  The demand from airlines is outpacing ALC’s existing order pipeline of new aircraft and therefore we topped up orders at Airbus, Boeing, and ATR to facilitate customer needs,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“We continue to diversify our portfolio by adding new customers to our fleet with long leases attached.  We took advantage of a healthy secondary market for aircraft trading and we sold four mid-life aircraft for gains.   The capital markets have remained very receptive to our strengthening credit profile and have allowed us to drive credit spreads tighter with each successive debt issuance,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Flight Equipment Portfolio

As of March 31, 2014, we owned 196 aircraft in our operating lease portfolio and we leased the aircraft to a globally diversified customer base of 79 airlines in 47 countries. During the quarter ended March 31, 2014, we delivered five aircraft from our new order pipeline. In addition, we sold two aircraft from our operating lease portfolio during the quarter ended March 31, 2014. As of March 31, 2014, we managed 12 aircraft for third parties.

Below are portfolio metrics of our fleet as of March 31, 2014 and December 31, 2013:

	March 31, 2014	December 31, 2013
Fleet size	196	193
Weighted-average fleet age(1)	3.8 years	3.7 years
Weighted-average remaining lease term(1)	7.0 years	7.1 years
Aggregate fleet net book value	$7.7 billion	$7.6 billion

(1)                    Weighted-average fleet age and remaining lease term calculated based on net book value.

Over 90% of our aircraft are operated internationally. The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of March 31, 2014 and December 31, 2013:

	March 31, 2014	December 31, 2013
Region	% of Net Book Value	% of Net Book Value
Asia/Pacific	44.7%	43.6%
Europe	34.6	34.9
Central America, South America and Mexico	10.6	10.9
U.S. and Canada	5.3	5.7
The Middle East and Africa	4.8	4.9
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of March 31, 2014 and December 31, 2013:

	March 31, 2014		December 31, 2013
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319/320/321	57	29.1%	55	28.5%
Airbus A330-200/300	21	10.7	21	10.9
Boeing 737-700/800	62	31.6	60	31.1
Boeing 767-300ER	2	1.0	3	1.5
Boeing 777-200/300ER	7	3.6	7	3.6
Embraer E175/190	31	15.8	31	16.1
ATR 72-600	16	8.2	16	8.3
Total	196	100.0%	193	100.0%

Debt Financing Activities

We ended the first quarter of 2014 with total debt outstanding of $5.94 billion as compared to $5.85 billion as of December 31, 2013.  We have built a globally diversified banking group, which has provided us in excess of $4.3 billion in financing and we have successfully accessed the debt capital markets for $3.8 billion in unsecured financing.  We ended the first quarter of 2014 with total unsecured debt outstanding of $4.6 billion compared to $4.3 billion as of December 31, 2013, increasing the Company’s unsecured debt as a percentage of total debt to 77.0% as of March 31, 2014 compared to 73.5% as of December 31, 2013. The Company’s fixed rate debt as a percentage of total debt increased to 69.4% as of March 31, 2014 from 62.0% as of December 31, 2013.

In the first quarter 2014, we raised additional debt financing aggregating $525.0 million, which included $500.0 million in senior unsecured notes due 2021 that bear interest at a rate of 3.875% and $25.0 million in senior unsecured notes due 2024 that bear interest at a rate of 4.85%.

We ended the first quarter of 2014 with a debt to equity ratio of 2.3:1 and available liquidity of $2.1 billion which is comprised of unrestricted cash of $256.1 million and undrawn balances under our warehouse facilities and unsecured revolving credit facilities of $1.8 billion. Our financing strategy remains focused on raising unsecured debt in the global bank and capital markets.

The Company’s debt financing was comprised of the following at March 31, 2014 and December 31, 2013:

	March 31, 2014	December 31, 2013
	(dollars in thousands)
Unsecured
Senior notes	$3,579,194	$3,055,620
Revolving credit facilities	575,000	808,000
Term financings	229,966	247,722
Convertible senior notes	200,000	200,000
Total unsecured debt financing	4,584,160	4,311,342

Secured
Warehouse facilities	598,372	828,418
Term financings	703,306	654,369
Export credit financing	69,875	71,539
Total secured debt financing	1,371,553	1,554,326

Total secured and unsecured debt financing	5,955,713	5,865,668
Less: Debt discount	(12,617)	(12,351)
Total debt	$5,943,096	$5,853,317

Selected interest rates and ratios:
Composite interest rate(1)	3.73%	3.60%
Composite interest rate on fixed rate debt(1)	4.48%	4.56%
Percentage of total debt at fixed rate	69.43%	61.98%

(1)         This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on May 8, 2014 at 4:30 PM Eastern Time to discuss the Company’s financial results for the first quarter 2014.

Investors can participate in the conference call by dialing (866) 510-0707 domestic or (617) 597-5376 international. The passcode for the call is 30485612.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 8:30 PM ET on May 8, 2014 until 11:59 PM ET May 15, 2014. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 75967693.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:
Ryan McKenna Vice President Email: rmckenna@airleasecorp.com

Media:
Laura St. John Manager, Media and Investor Relations Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•                  the factors discussed under “Part I — Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2013 and other SEC filings

.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Cash and cash equivalents	$256,078	$270,173
Restricted cash	76,741	87,308

Flight equipment subject to operating leases	8,439,676	8,234,315
Less accumulated depreciation	(693,075)	(621,180)
	7,746,601	7,613,135

Deposits on flight equipment purchases	1,180,171	1,075,023
Deferred debt issue costs—less accumulated amortization of $56,265 and $51,578 as of March 31, 2014 and December 31, 2013, respectively	90,162	90,249
Other assets	203,552	196,716
Total assets	$9,553,305	$9,332,604
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$146,177	$131,223
Debt financing, net of discounts	5,943,096	5,853,317
Security deposits and maintenance reserves on flight equipment leases	593,329	569,847
Rentals received in advance	60,620	61,520
Deferred tax liability	226,575	193,263
Total liabilities	$6,969,797	$6,809,170
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 101,916,736 and 101,822,676 shares at March 31, 2014 and March 31, 2013, respectively	1,009	1,009
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding at March 31, 2014 and December 31, 2013, respectively	—	—
Paid-in capital	2,211,302	2,209,566
Retained earnings	371,197	312,859
Total shareholders’ equity	$2,583,508	$2,523,434
Total liabilities and shareholders’ equity	$9,553,305	$9,332,604

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Revenues
Rental of flight equipment	$230,391	190,103
Aircraft sales, trading and other	15,894	1,894
Total revenues	246,285	191,997

Expenses
Interest	44,358	40,230
Amortization of discounts and deferred debt issue costs	6,490	5,210
Interest expense	50,848	45,440

Depreciation of flight equipment	78,142	63,863
Selling, general and administrative	19,186	14,247
Stock-based compensation	3,400	6,775
Total expenses	151,576	130,325

Income before taxes	94,709	61,672
Income tax expense	(33,312)	(21,676)
Net income	$61,397	$39,996

Net income per share of Class A and Class B Common Stock:
Basic	$0.60	$0.39
Diluted	$0.57	$0.38
Weighted-average shares outstanding:
Basic	101,857,176	101,260,614
Diluted	110,037,382	108,346,885

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Operating Activities
Net income	$61,397	$39,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	78,142	63,863
Stock-based compensation	3,400	6,775
Deferred taxes	33,312	21,676
Amortization of discounts and deferred debt issue costs	6,490	5,210
Gain on aircraft sales, trading and other activity	(14,430)	(1,075)
Changes in operating assets and liabilities:
Other assets	12,482	7,814
Accrued interest and other payables	347	11,048
Rentals received in advance	(900)	5,834
Net cash provided by operating activities	180,240	161,141
Investing Activities
Acquisition of flight equipment under operating lease	(176,104)	(323,431)
Payments for deposits on flight equipment purchases	(137,318)	(299,029)
Proceeds from disposal of flight equipment	61,854	—
Acquisition of furnishings, equipment and other assets	(49,771)	(36,708)
Net cash used in investing activities	(301,339)	(659,168)
Financing Activities
Issuance of common stock	390	—
Cash dividends paid	(3,055)	(2,532)
Tax withholdings related to vesting of restricted stock units	(2,054)	(1,742)
Net change in unsecured revolving facilities	(233,000)	25,000
Proceeds from debt financings	520,635	551,030
Payments in reduction of debt financings	(201,953)	(99,953)
Restricted cash	10,567	(4,251)
Debt issue costs	(2,306)	(10,760)
Security deposits and maintenance reserve receipts	34,394	40,333
Security deposits and maintenance reserve disbursements	(16,614)	(11,564)
Net cash provided by financing activities	107,004	485,561
Net increase/(decrease) in cash	(14,095)	(12,466)
Cash and cash equivalents at beginning of period	270,173	230,089
Cash and cash equivalents at end of period	$256,078	$217,623
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $10,391 and $6,899 at March 31, 2014 and 2013	$43,256	$30,600
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest and deposits on flight equipment purchases applied to acquisition of flight equipment and other assets	$61,448	$108,493
Cash dividends declared, not yet paid	$3,059	$—
Other assets applied to payments for deposits on flight equipment purchases	$12,980	$—